                                EXHIBIT (23)(c)
                                ---------------

                         INDEPENDENT AUDITOR'S CONSENT
                         -----------------------------



We consent to the use of our report dated August 6, 1994, except for the restatement and subsequent events note for which the date is June 7, 1995, on the consolidated financial statements of UF Bancorp, Inc. for the year ended June 30, 1994 in the Registration Statement on Form S-4 filed by CNB Bancshares, Inc.



/s/ Geo. S. Olive & Co. LLC

Geo. S. Olive & Co. LLC

Evansville, Indiana

June 27, 1995